UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2009

BIOPHAN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-26057	82-0507874
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

15 Schoen Place, Pittsford, New York 14534
 (Address of principal executive offices) (Zip Code)

Copies to:
Andrew Smith, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
Item 2.01  Completion of Acquisition or Disposition of Assets.

On July 10, 2009, Biophan Technologies, Inc., a Nevada corporation (the “Company”) sold to MyoCardioCare, Inc., a Delaware corporation (“MCC”), all of its interest in certain intellectual property owned by the Company related to direct mechanical ventricular actuation technology for mechanical support of the heart (also known as the Myotech CSS technology), for aggregate consideration consisting of (a) cash purchase price of $250,000, and (b) 3,000,000 shares of MCC common stock with a par value of $.001, which is equal to a 20% equity position in MCC.  In connection with such sale, the Company entered into a Stock Holder Rights agreement whereby the Company shall have certain rights relating to participation in future financing of MCC and sale of MCC’s shares in an initial public offering common stock.

Item 9.01  Exhibits.

(d) Exhibits

Exhibit Number	Description

10.37	Asset Purchase and Intellectual Property Assignment Agreement, dated as of July 10, 2009, by and between the Company and MCC.
10.38	Stockholders’ Agreement, dated as of July10, 2009, by and between the Company and MCC.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHAN TECHNOLOGIES, INC.

Dated: July 15, 2009	By:	/s/ John Lanzafame
Name: John Lanzafame
Title: Chief Executive Officer